Exhibit 10.3
FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT
      THIS FIRST AMENDMENT TO NOTE PURCHASE AGREEMENT (this “Amendment”), is made and entered into as of April 6, 2011, by and among AMSURG CORP., a Tennessee corporation (the “Company”), the other Credit Parties signatory hereto, THE PRUDENTIAL INSURANCE COMPANY OF AMERICA and the other holders of Notes (as defined in the Note Agreement defined below) that are signatories hereto (together with their successors and assigns, the “Noteholders”).
W I T N E S S E T H:
     WHEREAS, the Company and the Noteholders are parties to a certain Note Purchase Agreement, dated as of May 28, 2010 (as amended, restated, supplemented or otherwise modified from time to time, the “Note Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Note Agreement), pursuant to which the Noteholders have purchased Notes from the Company;
     WHEREAS, the Company has requested that the Noteholders amend certain provisions of the Note Agreement, and subject to the terms and conditions hereof, the Noteholders are willing to do so;
     NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Company and the Noteholders agree as follows:
     1. Amendments.
     (a) Paragraph 2B of the Note Agreement is hereby amended by replacing such Paragraph in its entirety with the following:
     Increase in Interest Rate after a Major Acquisition. Commencing with the first day of the first fiscal quarter immediately following any Major Acquisition, the per annum stated interest rate on the outstanding Notes shall automatically be increased by 0.75% per annum until the later of (i) the first day of the fifth fiscal quarter immediately following such Major Acquisition and (ii) the date on which Company has delivered to the holders of the Notes an Officer’s Certificate (x) demonstrating that the Leverage Ratio on the last day of any Fiscal Quarter ending after such Major Acquisition does not exceed 3.25:1.0 and (y) certifying that no Default or Event of Default has occurred, at which time the per annum stated interest rate on the outstanding Notes shall automatically decrease to the original stated interest rate.
     (b) Paragraph 5A of the Note Agreement is hereby amended by replacing subsection (iii) of such Paragraph in its entirety with the following:
     (iii) concurrently with the delivery of the financial statements referred to in clauses (i) and (ii) above, a Compliance Certificate signed by a Responsible Officer in the form of Schedule 5C, (1) certifying as to whether there exists a Default or Event of Default on the date of such certificate, and if a Default or an

Event of Default then exists, specifying the details thereof and the action which the Company has taken or proposes to take with respect thereto, (2) setting forth in reasonable detail calculations demonstrating compliance with paragraph 6A, paragraph 6B(vii), paragraph 6E(viii), paragraph 6F (showing the amount of any dividends and any purchases of treasury stock) and paragraph 6G (showing compliance with paragraph 6G(iii)), (3) providing a reconciliation of all calculations and determinations made therein both before and after giving effect to the last sentence of paragraph 10C in such detail as may be requested by any holder of the Notes and (4) stating whether any change in GAAP or the application thereof has occurred since the date of the Company’s audited financial statements referred to in paragraph 8D and, if any change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;
     (c) Paragraph 6A(1) of the Note Agreement is hereby amended by replacing such Paragraph in its entirety with the following:
     6A(1) Leverage Ratio. The Company shall maintain, on a consolidated basis and as calculated at the end of each Fiscal Quarter, a Leverage Ratio of not greater than 3.25 to 1.00; provided however, that if the Company closes any Major Acquisition, then with respect to the calendar quarter in which such Major Acquisition is closed and each of the three immediately following calendar quarters, the Company shall maintain a Leverage Ratio of not greater than 3.75 to 1.00 instead of 3.25 to 1.00, and for each calendar quarter thereafter, the Company shall maintain a Leverage Ratio of not greater than 3.25 to 1.00.
     (d) Paragraph 6B of the Note Agreement is hereby amended by replacing subsection (vi) such Paragraph in its entirety with the following:
     (vi) Indebtedness under the Credit Agreement, including refundings, refinancings and replacements thereof, and amendments or modifications to the Note Documents; provided, however, that the aggregate principal amount of such Indebtedness shall not at any time exceed $600,000,000, and all Guarantees thereof by Subsidiaries of the Company that have also guaranteed the Notes; and
     (e) Paragraph 10B of the Note Agreement is hereby amended by adding the following new definitions in the appropriate alphabetical order:
     “First Amendment” means that certain First Amendment to Note Purchase Agreement dated as of April 6, 2011 by and among the Company, the other Credit Parties party thereto and the holders of the Notes party thereto.
     “NSC Acquisition” means the consummation of the acquisition pursuant to the NSC Acquisition Agreement.

     “NSC Acquisition Agreement” that certain Merger Agreement, dated on or about April 7, 2011, by and among, among others, the Company, AmSurg Merger Corporation and National Surgical Care, Inc.
     (f) Paragraph 10B of the Note Agreement is hereby amended by replacing the definitions of “EBITDA” and “Noteholder Share of Net Disposition Proceeds” in their entirety with the following definitions:
     “EBITDA” shall mean, for the Company and its Subsidiaries on a consolidated basis for any period, an amount equal to the sum of Consolidated Net Income for such period plus, without duplication, and to the extent deducted in computing Consolidated Net Income for such period, the sum of (a) income taxes, (b) Consolidated Interest Expense, (c) depreciation and amortization expense, in each case determined on a consolidated basis in accordance with GAAP; (d) to the extent applicable, stock option compensation costs applicable under (and calculated in accordance with) FASB ASC 718; (e) all non-cash charges for such period taken for the impairment of goodwill in accordance with FASB ASC 350, but excluding any non-cash charge that will result in a cash charge in a future period; and (f) all documented fees and expenses actually paid in connection with the First Amendment and the NSC Acquisition in an aggregate amount not to exceed $10,000,000; provided, however, that, to the extent included in Consolidated Net Income, there shall be excluded the effect of any change in valuation based on the exercise of any rights granted pursuant to the “Series 1 Contingent Value Rights Agreement” and “Series 2 Contingent Value Rights Agreement”, as such terms are defined in the NCS Acquisition Agreement; provided, further, with respect to any Person that became a Subsidiary of, or was merged with or consolidated into, the Company or any Wholly Owned Subsidiary during such period, “EBITDA” shall also include the EBITDA of such Person during such period and prior to the date of such acquisition, merger or consolidation; and provided, further, with respect to any Person that ceased to be a Subsidiary, or was the subject of a Disposition during any measurement period, “EBITDA” shall not include the EBITDA of such Person for such measurement period, such calculations under this proviso to be detailed with supporting documentation and measured to the Required Holders’ reasonable satisfaction.
     “Noteholder Share of the Net Disposition Proceeds” shall mean, with respect to any offer to prepay pursuant to paragraph 4G, as determined on the date of the relevant Disposition, an amount equal to the Net Disposition Proceeds resulting from such Disposition multiplied by (a) the aggregate outstanding principal amount of the Notes, divided by (b) the sum of (i) the aggregate outstanding principal amount of the Notes, plus (ii) (A) the committed amount of the Revolving Commitments (as defined in the Credit Agreement, provided that such amount shall not exceed $600,000,000), until the termination of the Revolving Commitments (to the extent that the Company has not entered into a replacement Credit Agreement with Revolving Commitments that have not yet been terminated) and (B) thereafter, the aggregate amount of Revolving Credit

Exposure (as defined in the Credit Agreement, provided that such amount shall not exceed $600,000,000).
     (g) Paragraph 10C of the Note Agreement is hereby amended by inserting the following at the end thereof:
     Notwithstanding anything herein or under GAAP to the contrary, all real property leases of the Company and/or its Subsidiaries, whether now existing or hereafter entered into, acquired or assumed by the Company or such Subsidiary, shall be deemed for all purposes under this Agreement (including for accounting purposes, for the defined terms used herein and for purposes of determining compliance with the financial and other covenants herein) to be operating leases and shall not be accounted for as Capital Lease Obligations.
     2. Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment and without affecting in any manner the rights of the holders of the Notes hereunder, it is understood and agreed that this Amendment shall not become effective, and the Company shall have no rights under this Amendment, until the Noteholders shall have received (i) an amendment fee in the amount of $75,000, to be allocated pro rata among the Noteholders, (ii) such other fees as the Company has previously agreed to pay the Noteholders or any of its affiliates in connection with this Amendment, (iii) reimbursement or payment of its costs and expenses incurred in connection with this Amendment or the Note Agreement (including reasonable fees, charges and disbursements of King & Spalding LLP, counsel to the Noteholders), and (iv) each of the following documents:
     (a) Executed counterparts to this Amendment from the Company, each of the Guarantors and the Noteholders;
     (b) Certified copies of resolutions of the board of directors (or equivalent thereof) of the Company and each other Credit Party, approving the execution, delivery and performance of this Amendment and the other documents to be executed in connection herewith;
     (c) A favorable opinion of Bass Berry & Sims PLC, counsel to the Company and the other Credit Parties, addressed to the Noteholders and covering such matters relating to this Amendment and the transactions contemplated hereby in form and substance satisfactory to Noteholders and their counsel;
     (d) A duly executed copy of an amendment to the Credit Agreement, in form and substance satisfactory to the Noteholders and their counsel;
     (e) Such other documents, instruments, agreements, certifications and opinions as any Noteholder may reasonably request; and
     (f) A certificate of the chief financial officer of the Company demonstrating compliance on a Pro Forma Basis with the financial covenants contained in Paragraph 6A of the Note Agreement after the NSC Acquisition is completed, in form and substance satisfactory to the Required Holders.

     3. NSC Acquisition. In connection with the NSC Acquisition, the Noteholders acknowledge that the conditions and information required to be delivered pursuant to Paragraph 6N(iv) of the Note Agreement with respect to the NSC Acquisition have been satisfied by the Company (except for the delivery of certain pro forma calculations required to be delivered pursuant to Section 2(f) of this Amendment).
     4. Representations and Warranties. To induce the Noteholders to enter into this Amendment, each Credit Party hereby represents and warrants to the Noteholders that:
     (a) The execution, delivery and performance by such Credit Party of this Amendment (i) are within such Credit Party’s power and authority; (ii) have been duly authorized by all necessary corporate and shareholder action; (iii) are not in contravention of any provision of such Credit Party’s certificate of incorporation or bylaws or other organizational documents; (iv) do not violate any law or regulation, or any order or decree of any Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Credit Party or any of its Subsidiaries is a party or by which such Credit Party or any such Subsidiary or any of their respective property is bound; (vi) do not result in the creation or imposition of any Lien upon any of the property of such Credit Party or any of its Subsidiaries; and (vii) do not require the consent or approval of any Governmental Authority or any other person;
     (b) This Amendment has been duly executed and delivered for the benefit of or on behalf of each Credit Party and constitutes a legal, valid and binding obligation of each Credit Party, enforceable against such Credit Party in accordance with its terms;
     (c) After giving effect to this Amendment, the representations and warranties contained in the Note Agreement and the other Note Documents are true and correct in all material respects, and no Default or Event of Default has occurred and is continuing as of the date hereof;
     (d) The execution, delivery, performance and effectiveness of this Amendment will not: (a) impair the validity, effectiveness or priority of the Liens granted pursuant to any Note Document, and such Liens continue unimpaired with the same priority to secure repayment of all of the applicable Obligations, whether heretofore or hereafter incurred, and (b) require that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens;
     (e) As of the date hereof and immediately after giving effect to this Amendment, the Company is in compliance on a Pro Forma Basis with the financial covenants set forth in paragraph 6A of the Note Agreement recomputed as of the last day of the most recently ended Fiscal Quarter for which financial statements are available;
     (f) Since the date of the most recent financial statements of the Company described in paragraph 5A(i) of the Note Agreement, there has been no change which has had or could reasonably be expected to have a Material Adverse Effect; and
     (g) As of the date hereof, the parties listed as signatories to this Amendment represent a true, correct and complete list of the all the Credit Parties.

     5. Reaffirmations and Acknowledgments.
     (a) Reaffirmation of Guaranty. Each Guarantor consents to the execution and delivery by the Company of this Amendment and jointly and severally ratifies and confirms the terms of the Guaranty Agreement with respect to the indebtedness now or hereafter outstanding under the Note Agreement as amended hereby and all promissory notes issued thereunder. Each Guarantor acknowledges that, notwithstanding anything to the contrary contained herein or in any other document evidencing any indebtedness of the Company to the Noteholders or any other obligation of the Company, or any actions now or hereafter taken by the Noteholders with respect to any obligation of the Company, the Guaranty Agreement (i) is and shall continue to be a primary obligation of the Guarantors, (ii) is and shall continue to be an absolute, unconditional, joint and several, continuing and irrevocable guaranty of payment, and (iii) is and shall continue to be in full force and effect in accordance with its terms. Nothing contained herein to the contrary shall release, discharge, modify, change or affect the original liability of the Guarantors under the Guaranty Agreement.
     (b) Acknowledgment of Perfection of Security Interest. Each Credit Party hereby acknowledges that, as of the date hereof, the security interests and liens granted to the Collateral Agent under the Security Documents for the benefit of the Noteholders and other secured parties are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Note Agreement, the Security Documents and the other Note Documents.
     6. Release. In consideration of the amendments contained herein, each Credit Party hereby waives and releases each of the Noteholders from any and all claims and defenses, known or unknown as of the date hereof, with respect to the Note Agreement and the other Note Documents and the transactions contemplated thereby.
     7. Effect of Amendment. Except as set forth expressly herein, all terms of the Note Agreement, as amended hereby, and the other Note Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Company and the other Credit Parties party thereto to all holders of the Notes. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the holders of the Notes under the Note Agreement, nor constitute a waiver of any provision of the Note Agreement. From and after the date hereof, all references to the Note Agreement shall mean the Note Agreement as modified by this Amendment. This Amendment shall constitute a Note Document for all purposes of the Note Agreement.
     8. Governing Law. This Amendment shall be governed by, and construed in accordance with, the internal laws of the State of New York and all applicable federal laws of the United States of America.
     9. No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Note Agreement or an accord and satisfaction in regard thereto.

     10. Costs and Expenses. The Company agrees to pay on demand all costs and expenses of the Noteholders in connection with the preparation, execution and delivery of this Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of outside counsel for the Noteholders with respect thereto.
     11. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts, each of which shall be deemed an original and all of which, taken together, shall be deemed to constitute one and the same instrument. Delivery of an executed counterpart of this Amendment by facsimile transmission or by electronic mail in pdf form shall be as effective as delivery of a manually executed counterpart hereof.
     12. Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, any other holders of Notes from time to time and their respective successors, successors-in-titles, and assigns.
     13. Entire Understanding. This Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, under seal in the case of the Company and the Guarantors, by their respective authorized officers as of the day and year first above written.

COMPANY: AMSURG CORP.
By:
Name:
Title:

GUARANTORS:
AmSurg Holdings, Inc.
AmSurg Anesthesia Management Services, LLC
AmSurg EC Topeka, Inc.
AmSurg EC St. Thomas, Inc.
AmSurg EC Beaumont, Inc.
AmSurg KEC, Inc.
AmSurg EC Santa Fe, Inc.
AmSurg EC Washington, Inc.
AmSurg Torrance, Inc.
AmSurg Abilene, Inc.
AmSurg Suncoast, Inc.
AmSurg Lorain, Inc.
AmSurg La Jolla, Inc.
AmSurg Hillmont, Inc.
AmSurg Palmetto, Inc.
AmSurg Northwest Florida, Inc.
AmSurg Ocala, Inc.
AmSurg Maryville, Inc.
AmSurg Miami, Inc.
AmSurg Burbank, Inc.
AmSurg Melbourne, Inc.
AmSurg El Paso, Inc.
AmSurg Crystal River, Inc.
AmSurg Abilene Eye, Inc.
AmSurg Inglewood, Inc.
AmSurg Glendale, Inc.
AmSurg San Antonio TX, Inc.
AmSurg San Luis Obispo CA, Inc.
AmSurg Temecula CA, Inc.
AmSurg Escondido CA, Inc.
AmSurg Scranton PA, Inc.
AmSurg Arcadia CA Inc.
AmSurg Main Line PA, Inc.
AmSurg Oakland CA, Inc.
AmSurg Lancaster PA, Inc.
AmSurg Pottsville PA, Inc.
AmSurg Glendora CA, Inc.
AmSurg Kissimmee FL, Inc.
AmSurg Altamonte Springs FL., Inc.
AmSurg New Port Richey FL, Inc.
AmSurg EC Centennial, Inc.
AmSurg Naples, Inc.

By:
Name:
Title:

NOTEHOLDERS: THE PRUDENTIAL INSURANCE COMPANY OF AMERICA
By:
Vice President

PRUCO LIFE INSURANCE COMPANY
By:
Assistant Vice President

PRUDENTIAL RETIREMENT INSURANCE AND ANNUITY COMPANY By: Prudential Investment Management, Inc., as investment manager
By:
Vice President

FORETHOUGHT LIFE INSURANCE COMPANY By: Prudential Private Placement Investors, L.P. (as Investment Advisor) By: Prudential Private Placement Investors, Inc. (as its General Partner)
By:
Vice President